EXHIBIT 99
▼ detach proxy card here ▼

1.	Approval of Bank Holding Company Reorganization. To approve the Plan of Reorganization and Merger Agreement dated May 19, 2005 (the “Merger Agreement”), which provides for the merger of the Bank with a wholly-owned subsidiary of the newly-formed holding company, FCB Bancorp, as a result of which shareholders of the Bank will receive for their shares of the Bank’s Common Stock an equal number of shares of FCB Bancorp’s Common Stock, as more fully described in the Proxy Statement dated September 8, 2005, accompanying the Notice of Special Meeting.

☐ FOR	☐ AGAINST	☐ ABSTAIN
2.	Approval of Stock Option Plan. To approve, as prospective shareholders of FCB Bancorp, the FCB Bancorp 2005 Stock Option Plan, as described in the Proxy Statement dated September 8, 2005, accompanying the Notice of Special Meeting.

☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	Adjournments. To approve an adjournment or adjournments of the Meeting, if necessary, to solicit additional proxies in favor of the Merger and/or the Stock Option Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN
4.	Other Business. To transact such other business as may properly come before the Meeting and any adjournment or adjournments thereof.
I do  ☐  do not  ☐  expect to attend the Meeting.
PLEASE SIGN AND DATE BELOW

(Number of Shares)

Dated:	, 2005

(Signature of Shareholder)

(Please Print Your Name)

(Signature of Shareholder)

(Please Print Your Name)
(Please date this Proxy and sign your name as it appears on the stock certificates. Executors, administrators, trustees, etc., should give their full titles. All joint owners should sign.)
THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF “FOR” ON PROPOSALS 1, 2 AND 3. THE PROXY CONFERS AUTHORITY AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS, UNLESS CONTRARY INSTRUCTIONS ARE INDICATED, IN WHICH CASE THE PROXY SHALL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTIONS. IN ALL OTHER MATTERS, IF ANY, PRESENTED AT THE MEETING. THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BANK’S BOARD OF DIRECTORS.

PROXY
FIRST CALIFORNIA BANK
SPECIAL MEETING OF SHAREHOLDERS
SEPTEMBER 20, 2005
The undersigned shareholder of First California Bank (the “Bank”) hereby nominates, constitutes and appoints John W. Birchfield and Richard D. Aldridge, and each of them, the attorney, agency, and proxy of the undersigned, with full powers of substitution, to vote all stock of the Bank which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Bank to be held at the Bank’s Main Office, 1150 Paseo Camarillo, Camarillo, California 93010, on Tuesday, September 20, 2005, at 5:30 p.m. and at any and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED BY THE SHAREHOLDER DELIVERING IT PRIOR TO ITS EXERCISE BY FILING WITH THE CORPORATE SECRETARY OF THE BANK AN INSTRUMENT REVOKING THIS PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE OR BY APPEARING AND VOTING IN PERSON AT THE MEETING.
PLEASE SIGN AND DATE THE OTHER SIDE